CERTIFICATION OF CEO AND CFO PURSUANT TO SECTION 906

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of PerkinElmer, Inc. (the “Company”) for the period ended January 2, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert F. Friel, Chairman of the Board and Chief Executive Officer of the Company, and Frank A. Wilson, Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 1, 2011	/S/ ROBERT F. FRIEL
Robert F. Friel Chairman of the Board and Chief Executive Officer

Dated: March 1, 2011	/S/ FRANK A. WILSON
Frank A. Wilson Senior Vice President, Chief Financial Officer and Chief Accounting Officer